Exhibit 10.1

AMENDMENT NO. 1 TO ASSET TRANSFER AGREEMENT

This Amendment No. 1 (the “Amendment) dated as of August 28, 2025 is entered into among Niyama Healthcare, Inc., a Delaware corporation (the “Seller”), and Healthcare Triangle, Inc., a Delaware corporation (the “Purchaser). Seller, and the Purchaser are sometimes referred to herein individually as a “Party” and collectively as the “Parties.”

WHEREAS, the Parties have entered into that certain Asset Transfer Agreement, dated as of June 16, 2025 (the “ATA”); and

WHEREAS, the Parties hereto desire to add and amend certain provisions to the ATA; and

NOW, THEREFORE, in consideration of the premises set forth above and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

1.   Definitions. Capitalized terms used and not defined in this Amendment shall have the respective meanings assigned to them in the ATA.

2.   Amendment to the ATA. Clause ii of Section 1(b) of the ATA is hereby deleted in its entirety and replaced with the following:

“ii. the issuance to the Seller of 1,388,041 shares of restricted common stock of the Purchaser to be issued on the effective date of the approval of such issuance by a majority of the voting power of the Purchaser’s voting stock; and”

3.   Date of Effectiveness; Limited Effect. This Amendment will be deemed effective as of the date first written above (the “Effective Date”) and reflects the application of the Purchaser’s 1:249 reverse stock split. Except as expressly provided in this Amendment, all of the terms and provisions of the ATA are and will remain in full force and effect and are hereby ratified and confirmed by the Parties. Without limiting the generality of the foregoing, the amendment contained herein will not be construed as an amendment to or waiver of any other provision of the ATA or as a waiver of or consent to any further or future action on the part of either Party that would require the waiver or consent of the other Party. On and after the Effective Date, each reference in the ATA to “this Agreement,” “the Agreement,” “hereunder,” “hereof,” “herein” or words of like import, and each reference to the ATA in any other agreements, documents or instruments executed and delivered pursuant to, or in connection with, that ATA will mean and be a reference to the ATA as amended by this Amendment.

4.   Miscellaneous.

(a)   This Amendment shall inure to the benefit of and be binding upon each of the Parties and each of their respective successors and assigns.

(b)   The headings in this Amendment are for reference only and do not affect the interpretation of this Amendment.

(c)   This Amendment may be executed in counterparts, each of which is deemed an original, but all of which constitutes one and the same agreement. This Amendment constitutes the sole and entire agreement of the Parties with respect to the subject matter contained herein, and supersedes all prior and contemporaneous understandings, agreements, representations and warranties, both written and oral, with respect to such subject matter.

(d)   This Amendment will be governed by the laws of California without giving effect to applicable conflict of law provisions. With respect to any litigation arising out of or relating to this Amendment, each party agrees that it will be filed in and heard by the state or federal courts with jurisdiction to hear such suits within the State of California.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the Parties have executed this Amendment as of the date first written above.

SELLER:

Niyama Healthcare, Inc.

By:
Name:	Viswanathan Meenakshi Sundaram
Title:	Co-Founder and President

Address: 8 The Green, #21863, Dover, DE 19901, USA
Email: sundar@niyama.ai

PURCHASER:

HEALTHCARE TRIANGLE, INC.

By:
Name:	David Ayanoglou
Title:	Chief Financial Officer

Address: 7901 Stoneridge Dr, Suite 220, Pleasanton, CA 94588
Email: david.a@healthcaretriangle.com

[Signature page to Amendment No. 1 to Asset Transfer Agreement]